Exhibit 1.01

Conflict Minerals Report

Michael Kors Holdings Limited has included this Conflict Minerals Report as an exhibit to its Form SD in respect of calendar 2016 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 31, 2017.

Unless the context indicates otherwise, the terms “we,” “its,” “us,” “our” and the “Company” refer to Michael Kors Holdings Limited and its consolidated subsidiaries. As used herein, “Conflict Minerals” or “3TG” are cassiterite (tin), columbite-tantalite (tantalum), gold and wolframite (tungsten), without regard to the location of origin of the minerals or derivative metals.

Forward-Looking Statements

The statements in this document that refer to plans and expectations for future periods are forward-looking statements within the meaning of federal securities laws. These forward-looking statements are based on management’s current expectations. Words such as “expects,” “anticipates,” “plans,” “believes,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups. You should not place undue reliance on such statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements. These risks and uncertainties may include, but are not limited to, the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers, on a timely basis or at all, whether smelters and refiners and other market participants responsibly source 3TG and political and regulatory developments, whether in the Democratic Republic of the Congo (“DRC”) region, the United States or elsewhere. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable laws or regulations.

Applicability of the Conflict Minerals Rule to Our Company

We are a global luxury fashion brand that contracts to manufacture accessories, primarily handbags and small leather goods, footwear, apparel, including womenswear, menswear, swimwear and outerwear, as well as watches, jewelry, eyewear and fragrance. We believe that we are subject to the Conflict Minerals Rule because some of the products that we contract to manufacture may contain 3TG that are necessary to the functionality or production of such products. In-scope product information in respect of calendar 2016 is provided under “Product Information” below.

Through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy, which is described below. We do not directly manufacture products. We contract to manufacture products, and therefore we do not directly source 3TG from mines, smelters or refiners, and are many levels removed from these market participants. The efforts undertaken to identify the origin of 3TG in our products reflect our circumstances and position in the supply chain, and we work with our direct suppliers so that they may provide us with accurate information about the origin of necessary 3TG minerals in the products that we contract to manufacture.

Our Conflict Minerals Policy

We are opposed to human rights abuses such as those that are occurring in connection with the mining of certain minerals from locations in the DRC. We also take our obligations under U.S. Securities and Exchange Commission regulations and the laws in countries in which we operate seriously, including our compliance obligations under the Conflict Minerals Rule. In addition, we are committed to principles of ethical business practice and recognition of the dignity of others, including the responsible sourcing of 3TG, and we expect that our suppliers share this commitment.

In furtherance of the foregoing, we have adopted and communicated to our suppliers and the public a company policy (the “Conflict Minerals Policy”) for determining the use and origin of 3TG in our supply chain. Our Conflict Minerals Policy is available at: http://investors.michaelkors.com/resources/conflict-materials/default.aspx.

The Conflict Minerals Policy includes, but is not limited to, our expectations that our suppliers:

1.	Put in place procedures for the traceability of 3TG;

2.	Cooperate with our 3TG due diligence process, including by providing us, from time to time, with written certifications and other information concerning the origin of 3TG included in products and/or components supplied to us;

3.	Maintain reviewable records supporting the source of 3TG;

4.	Adopt policies and procedures with respect to 3TG consistent with our Conflict Minerals Policy and the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (collectively, the “OECD Guidance”), including the adoption of a risk mitigation strategy to respond to identified risks in the supply chain, and communicate such policies and procedures to their personnel and direct and indirect suppliers; and

5.	Require their direct and indirect suppliers to adopt policies and procedures that are consistent with our Conflict Minerals Policy.

We do not support the embargoing of 3TG from the DRC region, but rather encourage our suppliers to continue to source responsibly from the region.

Reasonable Country of Origin Inquiry

As required by the Conflict Minerals Rule, for calendar 2016, we conducted a “reasonable country of origin inquiry” (“RCOI”). We designed our RCOI in good faith to determine the origin of 3TG that are necessary to the functionality or production of products that we contract to manufacture. The results of our RCOI are discussed on Annex A to this Conflict Minerals Report. To the extent applicable, for our RCOI, we utilized the same processes and procedures as for our due diligence, particularly Steps 1 and 2 of the OECD Guidance design framework, which are described below in this Conflict Minerals Report.

Our outreach included 215 suppliers (the “Suppliers”). We determined which of our products were in-scope or potentially in-scope for purposes of the Conflict Minerals Rule through product specifications, visual inspection, supplier inquiries and other information known to us. We also considered the degree of influence that we exercised over the materials, parts and components of the products.

Pursuant to the Conflict Minerals Rule, based on the results of our RCOI, we conducted due diligence for calendar 2016. These due diligence efforts are discussed below.

Due Diligence Program Design

Design Framework

We designed our due diligence measures relating to 3TG to conform with, in all material respects, the criteria set forth in the OECD Guidance.

Selected Elements of Design Framework

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our program design are discussed below. However, these are not all of the discrete elements of the program that we have put in place to provide for the responsible sourcing of 3TG contained in our products. The headings below conform to the headings used in the OECD Guidance for each of the five steps. Selected due diligence measures that we took in respect of calendar 2016 are discussed under “Due Diligence Program Execution.”

1.	OECD Guidance Step One: “Establish strong company management systems”

a.	We have a Conflict Minerals Policy, as described earlier in this Conflict Minerals Report. The Conflict Minerals Policy is communicated internally by email and Intranet. The Conflict Minerals Policy also is communicated by email to suppliers and is posted on our website.

b.	We have a team of senior staff under the General Counsel charged with managing our 3TG compliance program. The following functional areas are represented on the working group: Internal Audit; Legal; Production/Licensing; and Trade and Customs. Appropriate members of these functional areas are educated on the Conflict Minerals Rule, the OECD Guidance, our compliance plan and the procedures for reviewing and validating supplier responses to our inquiries.

c.	We have a Standard Operating Procedure that contains standard processes, timelines and communications for our compliance with the Conflict Minerals Rule.

d.	We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the Conflict-Free Sourcing Initiative (the “CFSI”) to identify smelters and refiners in our supply chain.

e.	Supplier requests for a completed CMRT are accompanied by the Conflict Minerals Policy or include a link to the policy.

f.	We consider on an ongoing basis whether suppliers may benefit from receiving training or orientation materials concerning the Conflict Minerals Rule, the OECD Guidance, the Conflict Minerals Policy and/or our survey process. If so, we either arrange for the supplier to receive those materials or recommend third-party training or informational resources to the supplier.

g.	We maintain records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, in an electronic database. Our policy is to maintain these records for at least five years.

h.	We have an anonymous email mailbox for employees, suppliers and other interested parties to report violations of our Conflict Minerals Policy. The email address is conflictmineralscompliance@michaelkors.com. The North American hotline through which parties may report violations is 1-855-224-4261. The foregoing serve as our grievance mechanism.

2.	OECD Guidance Step Two: “Identify and assess risk in the supply chain”

a.	We request by email that suppliers provide us with information, through the completion of a CMRT, concerning the usage and source of 3TG in their products as well as their related compliance efforts. We follow up by email or phone with all suppliers that do not respond to the request within the specified time frame.

b.	We review the completed responses received from the suppliers for completeness, accuracy, reasonableness, credibility and “red flags” using written guidelines that we have developed. We follow up by email or phone with suppliers that submit a response that is rejected under our written guidelines, requesting the supplier to submit an updated or corrected CMRT.

c.	Smelter and refiner information provided by suppliers is reviewed against the Smelter Reference List tab of the CMRT. To the extent that a smelter or refiner identified by a supplier is not on that list, we take additional steps to attempt to determine whether the listed entity is a smelter or refiner.

d.	Smelter and refiner information also is reviewed against the lists of Compliant and Active (both as later defined) smelters and refiners published by the CFSI. To the extent that a smelter or refiner identified by a supplier is not listed as Compliant by the CFSI, we request further information from the supplier, consult publicly available information or attempt to contact the smelter or refiner to determine whether it obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

3.	OECD Guidance Step Three: “Design and implement a strategy to respond to identified risks”

a.	Our 3TG compliance team reports the findings of its supply chain risk assessment to our General Counsel.

b.	If our due diligence does not result in a reasonable belief that the applicable 3TG originated outside of the DRC region or came from recycled or scrap sources, we assess the risk that the 3TG may benefit armed groups in the DRC region.

c.	Under our written procedures, risk mitigation measures include escalation of the supplier inquiry process, working with the supplier to establish a corrective action plan and possible termination of the supplier relationship.

d.	We annually assess whether our 3TG processes conform to our applicable written procedures and assess the compliance program against other specified measures and metrics.

4.	OECD Guidance Step Four: “Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain”

To that extent that smelters or refiners of 3TG in our supply chain are identified to us, we utilize and rely on information made available by the CFSI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether the smelter or refiner is Compliant.

5.	OECD Guidance Step 5: “Report on supply chain due diligence”

We file a Form SD and a Conflict Minerals Report with the U.S. Securities and Exchange Commission and make these documents available on our website.

Due Diligence Program Execution

In furtherance of our 3TG due diligence in respect of calendar 2016, we performed the following due diligence measures. These were not all of the measures that we took in furtherance of our 3TG compliance program or pursuant to the Conflict Minerals Rule and the OECD Guidance. See “Due Diligence Program Design” for a discussion of selected elements of our design framework, which included many other items that are part of our compliance program.

1.	We sent requests to 215 Suppliers to provide us with a completed CMRT. We requested that the Suppliers furnish us with a completed template at the product level. We followed up by email or phone with the Suppliers that did not provide a response within the time frame specified in the request. We received responses from approximately 89% of the Suppliers.

2.	We reviewed the completed responses received from the Suppliers for completeness, accuracy, reasonableness, credibility and “red flags” using the written guidelines that we developed. We then followed up with selected Suppliers as we determined to be appropriate based on the content of the responses.

3.	Our 3TG compliance team reported the findings of its compliance efforts in respect of calendar 2016 to our General Counsel.

4.	We arranged for our Suppliers to receive additional training materials concerning the Conflict Minerals Rule, which we believe contributed to an increase in the response rate for 2016 as compared to 2015, as well as our improvement in the quality of the responses received.

Product Information; Identified Smelters and Refiners

For calendar 2016, the following categories of products were potentially in-scope: accessories, including handbags and small leather goods, footwear, apparel, including womenswear, menswear, swimwear and outerwear, as well as watches, jewelry, eyewear and fragrance, in each case, that may include tin, tantalum, tungsten and/or gold.

For a further discussion of our products, see our Annual Report on Form 10-K for the fiscal year ended April 1, 2017 (the “Annual Report”). The information contained in our Annual Report is not incorporated by reference into our Form SD or this Conflict Minerals Report and should not be considered part of this report or the Form SD.

We endeavored to determine the mine or location of origin of the 3TG contained in our in-scope products by requesting that the Suppliers provide us with a completed CMRT at the product level and through the other measures described in this Conflict Minerals Report.

In connection with our RCOI or due diligence, as applicable, the Suppliers identified to us the facilities listed on Appendix A as potentially having processed the necessary 3TG contained in our potentially in-scope products for 2016. Due to our position in the supply chain, we rely on our suppliers for accurate smelter and refiner information. Our due diligence measures can not provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our 2016 potentially in-scope products.

The table below presents a summary of the smelter and refiner information contained in Annex A. Of the 217 smelters and refiners identified to us by our Suppliers, most of these smelters and refiners were identified only by a single Supplier. That Supplier provided smelter and refiner information relating to all of the products it manufactures, not just those products manufactured for us. Please see the notes accompanying Annex A for additional information relevant to the table below.

	Compliant	Active	On Reference List Only
Tantalum	26	0	3
Tin	55	3	7
Tungsten	24	0	3
Gold	68	3	25

Additional Risk Mitigation Efforts

We intend to take the following additional steps in respect of calendar 2017 to mitigate the risk that our necessary in-scope 3TG benefit armed groups:

1.	Use the 2017 major revision of the CMRT for our supplier outreach.

2.	Encourage Suppliers that provided company level information for calendar 2016 to provide product level information for calendar 2017 through ongoing outreach with these Suppliers.

4.	Engage with Suppliers that provided incomplete responses or that did not provide responses for calendar 2016 to provide requested information for calendar 2017.

5.	Provide additional training to selected suppliers.

6.	Monitor and encourage the continuing development and progress of traceability measures at Suppliers that indicated for calendar 2016 that the source of 3TG was unknown or undeterminable.

7.	Communicate to new potentially in-scope suppliers our sourcing expectations, including through the dissemination of the Conflict Minerals Policy to them. In addition, as new in-scope suppliers are added, work with these suppliers to ensure that they understand the requirements of our Conflict Minerals Policy, the Conflict Minerals Rule and the OECD Guidance.

8.	Participate in selected industry initiatives to identify smelters and refiners in the supply chain.

All of the foregoing steps are in addition to the steps that we took in respect of our calendar 2016 inquiry, which we intend to continue to take in respect of our calendar 2017 inquiry to the extent applicable.

Annex A

Capitalized terms used and not otherwise defined in this Annex have the meanings indicated in our Conflict Minerals Report.

In connection with our RCOI or due diligence, as applicable, our Suppliers identified to us the smelters and refiners listed below as potentially having processed the necessary 3TG contained in our potentially in-scope products in 2016. As noted earlier in this Conflict Minerals Report, a single Supplier reported most of the 217 smelters and refiners listed below. That Supplier reported at a company level. Accordingly, a significant number of the smelters and refiners on this list may not be in products that we contracted to manufacture.

Metal	Smelter or Refiner	Country Location	Status
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Compliant
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Compliant
Gold	Asahi Pretec Corporation	JAPAN	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Asaka Riken Co Ltd	JAPAN	Compliant
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	CCR Refinery – Glencore Canada Corporation	CANADA	Compliant
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Daejin Indus Co., Ltd.	REPUBLIC OF KOREA	Compliant
Gold	DODUCO GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DSC (Do Sung Corporation)	REPUBLIC OF KOREA	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Compliant

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Company Limited	CHINA	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIA	Compliant
Gold	Kazzinc Ltd	KAZAKHSTAN	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant
Gold	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA	Compliant
Gold	Materion	REPUBLIC OF KOREA	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Moscow Special Alloys Processing Plant	RUSSIA	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIA	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIA	Compliant
Gold	PX Précinox SA	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	Compliant
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Samduck Precious Metals	REPUBLIC OF KOREA	Compliant
Gold	Schone Edelmetaal	THE NETHERLANDS	Compliant
Gold	SEMPSA Joyería Platería SA	SPAIN	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant

Gold	Tokuriki Honten Co., Ltd	JAPAN	Compliant
Gold	Torecom	REPUBLIC OF KOREA	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Valcambi S.A.	SWITZERLAND	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Compliant
Gold	Yokohama Metal Co Ltd	JAPAN	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Gold	Bangalore Refinery Ltd.	INDIA	Active
Gold	HEESUNG	REPUBLIC OF KOREA	Active
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Active
Gold	Caridad	MEXICO	On Reference List Only
Gold	Cendres + Métaux S.A.	SWITZERLAND	On Reference List Only
Gold	Chugai Mining	JAPAN	On Reference List Only
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	On Reference List Only
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	On Reference List Only
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	On Reference List Only
Gold	Guangdong Jinding Gold Limited	CHINA	On Reference List Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	On Reference List Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	On Reference List Only
Gold	Heraeus Ltd. Hong Kong	CHINA	On Reference List Only
Gold	Hwaseong CJ Co., Ltd.	REPUBLIC OF KOREA	On Reference List Only
Gold	Johnson Matthey Inc.	UNITED STATES OF AMERICA	On Reference List Only
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	On Reference List Only
Gold	Lingbao Gold Company Limited	CHINA	On Reference List Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	On Reference List Only
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	On Reference List Only
Gold	Morris and Watson	NEW ZEALAND	On Reference List Only
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	On Reference List Only
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	On Reference List Only

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	On Reference List Only
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	On Reference List Only
Gold	Tongling nonferrous Metals Group Co.,Ltd	JAPAN	On Reference List Only
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	On Reference List Only
Gold	Yunnan Copper Industry Co Ltd	CHINA	On Reference List Only
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	On Reference List Only
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant

Tantalum	QuantumClean	UNITED STATES OF AMERICA	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIA	Compliant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Compliant
Tantalum	Zhuzhou Cemented Carbide	CHINA	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	On Reference List Only
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	On Reference List Only
Tantalum	Molycorp Silmet A.S.	ESTONIA	On Reference List Only
Tin	Alpha	UNITED STATES OF AMERICA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Compliant
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Compliant
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	EM Vinto	BOLIVIA	Compliant
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Compliant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S/A	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant

Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Compliant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	PT Karimun Mining	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Thaisarco	THAILAND	Compliant
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Compliant
Tin	Yunnan Tin Company Limited	CHINA	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Active
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Active
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Active
Tin	An Thai Minerals Company Limited	VIETNAM	On Reference List Only
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	On Reference List Only

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	On Reference List Only
Tin	Estanho de Rondônia S.A.	BRAZIL	On Reference List Only
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	On Reference List Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	On Reference List Only
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	On Reference List Only
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Compliant
Tungsten	HC Starck Tungsten GmbH	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Japan New Metals Co Ltd	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	On Reference List Only
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	On Reference List Only
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	On Reference List Only

We note the following in connection with the information in the table:

(a)	Not all of the included smelters and refiners may have processed the necessary 3TG contained in our in-scope products, since some Suppliers reported at a “company level,” meaning that they reported the 3TG contained in all of their products, not just those in the products that they manufactured for us. Some Suppliers also may have reported smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the smelters and refiners reflected above may not include all of the smelters and refiners in our supply chain, since some Suppliers did not identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products and because not all Suppliers responded to our inquiries.

(b)	All information in the table is as of May 25, 2017.

(c)	“Compliant” means that the smelter or refiner was compliant with the CFSI’s Conflict-Free Smelter Program’s (“CFSP”) assessment protocols, including through mutual recognition and those indicated as “Re-audit in process.” Included smelters or refiners were not necessarily Compliant for all or part of 2016 and may not continue to be Compliant for any future period.

(d)	“Active” means that the smelter or refiner is listed by the CFSI as having submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the CFSP or, according to information published by the CFSI, the smelter has agreed to complete a CFSP validation audit within two years of membership issuance by the Tungsten Industry – Conflict Minerals Council.

(e)	“On Reference List Only” means the smelter or refiner is not listed as “Compliant” or “Active.”

(f)	The compliance status reflected in the table is based solely on information made publicly available by the CFSI, without independent verification by us.

(g)	Country location is the location of the smelter or refiner.

Country of Origin Information

The countries of origin of the 3TG processed by the Compliant smelters and refiners listed above may have included countries in each of the categories listed below. The countries below are sorted by risk level.

L1 – Countries that are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries: Australia, Austria, Benin, Bolivia, Brazil, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Ecuador, Eritrea, Ethiopia, France, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russia, Senegal, Sierra Leone, Spain, Thailand, Togo, United States of America, Uzbekistan, Vietnam and Zimbabwe.

L2 – Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Mozambique and South Africa.

L3 – The DRC and its nine adjoining countries: Burundi, Rwanda and Uganda.

DRC – The Democratic Republic of the Congo.

In addition, some of the listed Compliant smelters and refiners may have processed 3TG originating from recycled or scrap sources.

For 2016, we were not able to determine the country of origin of the 3TG processed by any of the smelters or refiners listed as “Active” or “On Reference List Only.”